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[LONG DISTANCE DIRECT HOLDINGS, INC. LETTERHEAD]







Business System Consultants Limited
P.O. Box 222
31-33 Le Pollet
St. Peter Port
Guernsey GY1 4JG


November 1, 1997


Dear Sirs,

With reference to the loan of up to $350,000 which you are proposing to advance to us, I am writing to confirm the terms on which this loan will be made:

     1. If the loan has not been repaid by March 1, 1998, you will have the option to convert the loan into shares of common stock in the Company at the lower of 50 cents or the average bid price of the Company's shares on the Electronic Bulletin Board for the ten business days prior to March 1, 1998.

     2. As security for the loan, LDDH and its subsidiaries will grant you a first charge on the Company's and its subsidiaries' receivables. In addition, the loan will be secured by a limited guarantee by each of Steven Lampert and Michael Preston in the amount of 300,000 shares out of their respective holdings. This guarantee will be limited to such shares and will have no recourse to their other personal assets.

     3. If the loan is repaid on or before March 1, 1998, you will receive interest at the rate of 25% per annum from the date of receipt of said monies to the date of repayment, such interest to be paid in shares of the Company's stock valued for such purposes at 75 cents per share.



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I trust that the above accords with your understanding of our agreement and I look forward to receiving a signed copy of this letter by way of confirmation thereof.

Yours faithfully,

LONG DISTANCE DIRECT HOLDINGS, INC.


By:  /s/ Michael D. Preston
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     Michael D. Preston
     Vice-President and Chief Financial Officer

Signed in Their Personal Capacities:

     /s/ Michael D. Preston
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     Michael D. Preston

     /s/ Steven L. Lampert
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     Steven L. Lampert


Acknowledged and Agreed to:



BUSINESS SYSTEMS CONSULTANTS LIMITED


By:
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